(ING FUNDS LOGO)                                               Exhibit (g)(3)(i)

December 21, 2004

Ms. Katherine Dinella
Vice President
The Bank of New York - Securities Lending
32 Old Slip, 15th Floor
New York, NY 10286

Dear Ms. Dinella:

     Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty dated August 7, 2003 and the Subscription Agreement dated August 8, 2003 (the "Agreements"), we hereby notify you of the addition of all the series of ING Partners, Inc. (the "New Funds"), effective January 10, 2005, to be included on the AMENDED EXHIBIT A to the Agreements. AMENDED EXHIBIT A is attached hereto.

     Please signify your acceptance to provide services under the Agreements with respect to the New Funds by signing below.

     If you have any questions, please contact me at (480) 477-2118.

                                        Sincerely,


                                        /s/ James M. Hennessy
                                        ----------------------------------------
                                        James M. Hennessy
                                        President
                                        ING Partners, Inc.

ACCEPTED AND AGREED TO:
The Bank of New York


By: /s/ William P. Kelly
    ---------------------------------
Name: William P. Kelly
Title: Managing Director,
       Duly Authorized

7337 E. Doubletree Ranch Rd.          Tel: 480-477-3000       ING Partners, Inc.
Scottsdale, AZ 85258-2034             Fax: 480-477-2700
                                      www.ingfunds.com

                                AMENDED EXHIBIT A

                               WITH RESPECT TO THE

                  SECURITIES LENDING AGREEMENT AND GUARANTY AND
                             SUBSCRIPTION AGREEMENT

FUNDS

ING EQUITY TRUST
ING Convertible Fund
ING Disciplined LargeCap Fund
ING Equity and Bond Fund
ING LargeCap Growth Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Choice Fund
ING MidCap Value Fund
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Choice Fund
ING SmallCap Value Fund

ING FUNDS TRUST
ING Classic Money Market Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING Lexington Money Market Trust
ING Money Market Fund
ING National Tax-Exempt Bond Fund

ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING INVESTORS TRUST
ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio
ING Developing World Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING FMR(SM) Earnings Growth Portfolio
ING Goldman Sachs Tollkeeper(SM) Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Special Equity Portfolio
ING Jennison Equity Opportunities Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Large Cap Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Total Return Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation
ING T. Rowe Price Equity Income Portfolio

ING UBS U.S. Balanced Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio

ING MAYFLOWER TRUST
ING International Value Fund

ING MUTUAL FUNDS
ING Emerging Countries Fund
ING Foreign Fund
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING International Fund
ING International SmallCap Growth Fund
ING International Value Choice Fund
ING Precious Metals Fund
ING Russia Fund
ING Worldwide Growth Fund

ING PARTNERS, INC.
ING Aeltus Enhanced Index Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Goals4Life 2015 Portfolio
ING Goals4Life 2025 Portfolio
ING Goals4Life 2035 Portfolio
ING Goals4Life 2045 Portfolio
ING Goals4Life Income Portfolio
ING MFS Capital Opportunities Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

ING SERIES FUND, INC.
Brokerage Cash Reserves
ING Aeltus Money Market Fund
ING Balanced Fund
ING Equity Income Fund
ING Global Science and Technology Fund
ING Government Fund
ING Growth Fund
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund
ING International Growth Fund
ING Small Company Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Income Fund
ING Value Opportunity Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING VP Strategic Allocation Balanced Portfolio
ING VP Strategic Allocation Growth Portfolio
ING VP Strategic Allocation Income Portfolio

ING VARIABLE FUNDS
ING VP Growth and Income Portfolio

ING VARIABLE INSURANCE TRUST
ING VP Worldwide Growth Portfolio

ING VARIABLE PORTFOLIOS, INC.
ING VP Global Science and Technology Portfolio
ING VP Growth Portfolio
ING VP Index Plus LargeCap Portfolio
ING VP Index Plus MidCap Portfolio
ING VP Index Plus SmallCap Portfolio
ING VP International Equity Portfolio
ING VP Small Company Portfolio
ING VP Value Opportunity Portfolio

ING VARIABLE PRODUCTS TRUST
ING VP Convertible Portfolio
ING VP Disciplined LargeCap Portfolio
ING VP Financial Services Portfolio
ING VP High Yield Bond Portfolio
ING VP International Value Portfolio
ING VP LargeCap Growth Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP Real Estate Portfolio
ING VP SmallCap Opportunities Portfolio

ING VP BALANCED PORTFOLIO, INC.

ING VP EMERGING MARKETS FUND, INC.

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

                      GLOBAL SECURITIES LENDING SUPPLEMENT

     In addition to the provisions of that certain securities lending agreement dated as of August 7, 2003 pursuant to which ING Funds (the "Lender") has appointed The Bank of New York (the "Bank") as its agent to lend securities in the Lender's custody account at the Bank and to perform related activities (the "Agreement"), the following provisions shall apply to loans involving Non-U.S. Securities, Non-U.S. Collateral and/or Approved Non-U.S. Investments.

                                    ARTICLE I
                                   DEFINITIONS

     For purposes hereof, the following terms shall have the meanings ascribed below:

     1. "Approved Non-U.S. Investment" shall mean any type of security, participation or interest in property in which Cash Collateral or Non-U.S. Cash Collateral may be invested or reinvested, as more fully described on Schedule I to this Supplement (which may be amended from time to time by execution of a revised Schedule I).

     2. "Approved Investment" shall mean any type of security, instrument, participation or interest in property in which the Lender has previously authorized the Bank to invest or reinvest Cash Collateral pursuant to the Agreement.

     3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees.

     4. "Business Day" shall mean any day on which all of the following are open for business: (a) the Bank; (b) the Book-Entry System, Depositories or Clearing Organizations, as applicable for particular Loans; and (c) the principal exchanges or markets for the relevant Securities, Collateral or Non-U.S. Collateral.

     5. "Clearing Organization" shall mean (a) Euro-clear, CEDEL and any other depository or clearing agency (and their respective successors and nominees) for Non-U.S. Securities incorporated under the laws of a country other than the United States and authorized to act as a securities depository or clearing agency, and (b) any other entity which provides for the clearance or settlement of transactions involving Non-U.S. Securities which is designated by the Bank as the institution for clearance or settlement of the transaction in loaned Non-U.S. Securities or Collateral.

     6. "Collateral Requirement" shall mean with respect to Loans pursuant to this Supplement, the following percentage of the Market Value of Loaned Securities as of the close of trading on the preceding Business Day, (a) 105% when the Loaned Securities and the Collateral or Non-U.S. Collateral delivered in connection therewith are denominated in different currencies, or (b) 102% when the Loaned Securities and the Collateral or Non-U.S. Collateral delivered in connection therewith are denominated in the same currency.

     7. "Depository" shall mean the Depository Trust Company and any other securities depository or clearing agency (and their respective successors and nominees) registered with the Securities and Exchange Commission or otherwise authorized to act as a securities depository or clearing agency.

     8. "Global Securities Borrowing Supplement" shall mean the agreement pursuant to which the Bank lends Securities or Non-U.S. Securities to Borrowers on behalf of its customers (including the Lender) from time to time.

     9. "Government Security" shall mean securities that are both (a) book-entry Treasury Securities (as defined in 31 C.F.R. Part 357.2) or any other securities issued or fully guaranteed by the United States government or an agency, instrumentality or establishment of the United States government and (b) marked with a "YES" on Schedule I-B to the Agreement.

     10. "Loan" shall mean a loan of Securities or Non-U.S. Securities authorized pursuant to this Supplement.

     11. "Loaned Security" shall mean any Security or Non-U.S. Security which is subject to a Loan.

     12. "Market Value" of cash represented by foreign currencies shall be its amount. The market value of loaned Non-U.S. Securities or Non-U.S. Collateral (other than cash) shall be determined on the basis of the last (or latest available) sale price in the primary market in which they are traded or as otherwise agreed between the Borrower and the Bank.

     13. "Non-U.S. Cash Collateral" shall mean (a) monies in the currencies in which the loaned Non-U.S. Securities are traded in the principle market therefor, (b) monies in the official currency of any member country of the OECD, and (c) monies in such other currencies as may be agreed by the Lender (and which are acceptable to the Bank); whether in the form of cash, credits of immediately available funds to the Bank's account at a Clearing Organization or represented by a certified or bank draft payable to the order of the Bank as agent for the Lender.

     14. "Non-U.S. Collateral" shall mean Non-U.S. Cash Collateral and debt obligations issued and sold primarily outside the United States by the central government of any OECD country or any agency or instrumentality thereof.

     15. "Non-U.S. Security" shall include, without limitation, securities issued and sold primarily outside the United States by the central government of any country or any agency or instrumentality thereof or a corporation or other entity incorporated or organized under the laws of any country, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

     16. "OECD" shall mean the Organization for Economic Cooperation and Development.

     17. "Overseas Securities Borrowing Agreement" shall mean the agreement pursuant to which the Bank lends Securities or Non-U.S. Securities to Non-U.S. Borrowers on behalf of its customers (including the Lender) from time to time.

     18. "Security" shall include Government Securities, Non-U.S. Securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein.

     All capitalized terms not defined herein shall have the meanings given them in the Agreement.

                                   ARTICLE II
                                 AUTHORIZATION

     1. Authorization. The Lender hereby acknowledges receipt of the Bank's standard forms of Global Securities Borrowing Supplement and Overseas Securities Borrowing Agreement and authorizes the Bank to make Loans pursuant to agreements substantially in the form thereof and in accordance with the parameters set forth in Schedule II hereto (as such Schedule may be amended from time to time).

     2. Use of Clearing Organizations. The Lender hereby authorizes the Bank on a continuous and on-going basis, to deposit in the appropriate Clearing Organizations all Non-U.S. Securities eligible for deposit therein and to utilize the Clearing Organizations to the extent possible in connection with its receipt and delivery of Non-U.S. Securities, Non-U.S. Collateral, Approved Non-U.S. Investments and monies pursuant to this Supplement. Where Non-U.S. Securities, Non-U.S. Collateral and Approved Non-U.S. Investments eligible for deposit in a Clearing Organization are transferred to the Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank's account on the books of the appropriate Clearing Organization. Non-U.S. Securities, Non-U.S. Collateral and Approved Non-U.S. Investments deposited in a Clearing Organization will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

                                   ARTICLE III
                        SECURITIES LENDING TRANSACTIONS

     1. Receipt of Non-U.S. Collateral; Approved Non-U.S. Investments. Upon entering Loans, the Bank shall receive all Collateral and Non-U.S. Collateral in accordance with the Global Securities Borrowing Supplement, or Overseas Securities Borrowing Agreement, as appropriate, in such amount that the Market Value of such Collateral and Non-U.S. Collateral is not less than the Collateral Requirement. Subject to Schedule I hereto and any restrictions set forth by the Lender in a Certificate, the Bank is hereby authorized and directed to invest and reinvest all or substantially all of the Collateral represented by cash and Non-U.S. Cash Collateral in any Approved Investment or Approved Non-U.S. Investment.

     2. Distributions on Loaned Non-U.S. Securities. Unless otherwise agreed, cash distributions paid on Loaned Securities which are Non-U.S. Securities shall be credited to the Account in the currency in which such distributions are paid on the Business Day following receipt from the Borrower.

     3. Marks to Market. The Bank shall on each Business Day mark to market the value of all Loaned Securities and demand from the appropriate Borrowers additional Collateral or Non-U.S. Collateral when the Market Value of Collateral and Non-U.S. Collateral received by the Bank from such Borrowers is less than the then current Market Value of all of the Loaned Securities (a "Margin Deficit"). Notwithstanding the foregoing, Lender agrees that the Bank may exercise its right to demand additional Collateral or Non-U.S. Collateral from Borrowers only where a Margin Deficit exceeds a specified amount or specified percentage of the Market Value of the Loaned Securities determined by the Bank to be immaterial (but at all times consistent with generally accepted industry practices). Whenever the Bank demands additional Collateral or Non-U.S. Collateral pursuant to the foregoing, such additional Collateral together with the Collateral and Non-U.S. Collateral then held by the Bank in connection with Loans shall have a Market Value of not less than the Collateral Requirement.

     4. Collateral Substitutions. The Bank shall accept substitutions of Collateral or Non-U.S. Collateral in accordance with the Global Securities Borrowing Supplement or Overseas Securities Borrowing Agreement, as appropriate.

     5. Foreign Exchange. Where the Bank is authorized or directed by the Lender to convert currency received hereunder into other currency, the Bank shall effect such transactions through customary banking channels. The Lender shall be responsible for all fees and expenses in connection with such conversion. The Bank shall have no responsibility and shall not be liable for losses resulting from nationalization, expropriation or other governmental actions, regulation of the banking industry, currency controls or restrictions, devaluations or fluctuations, or market conditions that prevent the orderly settlement of exchange transactions.

     6. Miscellaneous. The provisions of this Supplement shall apply solely with respect to Loans hereunder. All provisions of the Agreement shall nevertheless remain in full force and effect with respect to Loans made pursuant to this Supplement, and all capitalized terms and provisions contained in the Agreement shall be read so as to apply fully to Loans made pursuant to this Supplement; provided, that in the event of any conflict between the provisions of the Agreement and the provisions of this Supplement, the provisions of this Supplement shall control.

Dated:                                  ING FUNDS


                                        By: Michael J. Roland
                                            ------------------------------------
                                        Title: Executive Vice President, CFO


                                        THE BANK OF NEW YORK


                                        By: /s/ William P. Kelly
                                            ------------------------------------
                                        Title: Managing Director

                                   SCHEDULE I

                          APPROVED NON-U.S. INVESTMENTS
                  (check where appropriate and execute below)

     Investment                                                Limit (if any)
     ----------                                                --------------
 X
---   Approved Investments

--- "AAA" (or equivalent) rated non-subordinated debt issued by the International Bank for Reconstruction and Development, European Bank for Reconstruction and
      Development, European Investment Bank, Asian
      Development Bank, African Development Bank or
      Inter-American Development Bank

--- certificates of deposit, time deposits and other bank deposit obligations issued outside the U.S. by banks operating under the laws of any OECD country

--- bankers' acceptances issued outside the U.S. by banks operating under the laws of any OECD country

--- obligations issued by the central government of any OECD country or any of their agencies or instrumentalities

--- high-grade commercial paper and other money market instruments issued by obligors operating under the laws of any OECD country

--- repurchase and reverse repurchase agreements collateralized by any or all of the types of investments approved in this Schedule I and entered into with counterparties approved by The Bank of New
      York (including The Bank of New York and its affiliates)

Dated:                                  ING FUNDS


                                        By: /s/ Michael J. Roland
                                            ------------------------------------
                                        Name: Michael J. Roland
                                        Title: Executive Vice President, CFO

                                   SCHEDULE II

                       PERMITTED GLOBAL LENDING ACTIVITIES
                   (check where appropriate and execute below)

      The Bank is hereby authorized to make the following types of Loans pursuant to the Global Securities Lending Supplement:

---   Securities loans vs. receipt of Non-U.S. Collateral

 X
---   Non-U.S. Securities loans vs. receipt of Collateral

---   Non-U.S. Securities loans vs. receipt of Non-U.S. Collateral

Dated:                                  ING FUNDS


                                        By: /s/ Michael J. Roland
                                            ------------------------------------
                                        Name: Michael J. Roland
                                        Title: Executive Vice President, CFO